CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby  consent to the  incorporation  by  reference  in this  Post-Effective
Amendment No. 23 to the registration statement on Form N-1A ("Registration Statement") of our report dated November 17, 2000, relating to the financial statements and financial highlights which appear in the September 30, 2000 Annual Report to Shareholders and Board of Trustees of SEI Institutional Managed Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP


Philadelphia, PA
April 27, 2001